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                                                                       EXHIBIT 5

                [Letterhead of Vorys, Sater, Seymour and Pease LLP]




                                                                  (614) 464-6400

                                 September 1, 1998

Board of Directors
AirNet Systems, Inc.
3939 International Gateway
Columbus, OH  43219


Gentlemen:

          We are familiar with the proceedings taken and proposed to be taken by AirNet Systems, Inc., an Ohio corporation (the "Company"), in connection with the amendment of the AirNet Systems, Inc. 1996 Incentive Stock Plan (now known as the AirNet Systems, Inc. Amended and Restated 1996 Incentive Stock Plan (the "Plan")), to, among other things, make an additional 500,000 common shares, $0.01 par value (the "Common Shares"), of the Company available pursuant to the Plan; the granting of options to purchase Common Shares of the Company pursuant to the Plan; the issuance and sale of Common Shares of the Company upon exercise of options granted and to be granted under the Plan; the granting of "Restricted Stock" and "Performance Awards" (as those terms are defined in the Plan) under the Plan; and the offering of Common Shares under the "Associate Stock Purchase Program" portion of the Plan, all as described in the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on the date hereof. The purpose of the Registration Statement is to register the additional 500,000 Common Shares reserved for issuance under the Plan pursuant to the provisions of the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder (the "Rules and Regulations").

          In connection with this opinion, we have examined an original or copy of, and have relied upon the accuracy of, without independent verification or investigation: (a) the Registration Statement; (b) the Plan; (c) the Company's Amended Articles, as amended; (d) the Company's Code of Regulations and (e) certain proceedings of the directors and of the shareholders of the Company. We have also relied upon such representations of the


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Board of Directors
AirNet Systems, Inc.
September 1, 1998
Page 2

Company and officers of the Company and such authorities of law as we have deemed relevant as a basis for this opinion.

          We have relied solely upon the examinations and inquiries recited herein, and we have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn.

          Based upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that after the additional 500,000 Common Shares of the Company to be registered under the Registration Statement have been issued and delivered by the Company upon the exercise of options under the Plan against payment of the purchase price therefor, upon settlement of Performance Awards granted under the Plan, upon grant of Restricted Stock under the Plan and upon payment of the purchase price of Common Shares offered under the Associate Stock Purchase Program, in each case in accordance with the terms of the Plan, said Common Shares will be validly issued, fully paid and non-assessable, assuming compliance with applicable federal and state securities laws.

          Our opinion is limited to the General Corporation Law of Ohio in effect as of the date hereof. This opinion is furnished by us solely for the benefit of the Company in connection with the offering of the Common Shares pursuant to the Plan and the filing of the Registration Statement and any amendments thereto. This opinion may not be relied upon by any other person or assigned, quoted or otherwise used without our specific written consent.

          Notwithstanding the foregoing, we consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Registration Statement. By giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations.

                              Very truly yours,



                              VORYS, SATER, SEYMOUR AND PEASE LLP